UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2023

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This report hereby amends and restates Item 5.02 of the Current Report on Form 8-K filed on July 24, 2023 to clarify the correct date of effectiveness of the appointment of Mr. Andy Nasim, which was July 24, 2023, the date Mr. Nasim accepted his Board position.

Item 5.02 Departure and Appointment of Directors

On July 13, 2023, the Board accepted Director Dennis Egidi’s formal resignation from its audit and compensation committees, effective immediately. Mr. Egidi resigned due to no longer meeting the SEC and Nasdaq independent director requirements.

The Board has also appointed Andy Nasim as a director of the Company, effective July 24, 2023, to fill the vacancy created by Hannah Goh’s resignation, with a term expiring at our annual meeting of stockholders in 2023 or until his successor is duly elected and qualified or until his earlier death, resignation, retirement, disqualification, removal from office or other cause. Mr. Nasim will serve as a member of the audit committee of the Board and as chair of its compensation committee. The Board’s audit committee membership now consists of Farooq Arjomand (Chair), Andy Nasim and Sehan Kim. The Board’s compensation committee membership now consists of Andy Nasim (Chair), Farooq Arjomand and Sehan Kim. The Company has no standing nominating committee.

There is no arrangement or understanding between Mr. Nasim and any other person pursuant to which he was selected as a director. Mr. Nasim does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2023

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer

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